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                                U.S. $10,000,000

                                CREDIT AGREEMENT

                                   DATED AS OF

                                  July 11, 2000

                                      AMONG

                          BATTLE MOUNTAIN GOLD COMPANY

                        BATTLE MOUNTAIN (AUSTRALIA) INC.

                                       AND

                                 MACQUARIE INC.

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



                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1. DEFINITIONS; INTERPRETATION............................................................................1
         Section 1.1       Definitions............................................................................1
         Section 1.2       Interpretation........................................................................10

SECTION 2. THE REVOLVING CREDIT..................................................................................10
         Section 2.1       The Loan Commitment...................................................................10
         Section 2.2       Applicable Interest Rates.............................................................10
         Section 2.3       Minimum Borrowing Amounts.............................................................11
         Section 2.4       Manner of Borrowing Loans and Designating Interest Rates
                           Applicable to Loans...................................................................11
         Section 2.5       Interest Periods......................................................................12
         Section 2.6       Maturity of Loans.....................................................................12
         Section 2.7       Prepayments...........................................................................12
         Section 2.8       Default Rate..........................................................................13
         Section 2.9       The Notes.............................................................................14
         Section 2.10      Funding Indemnity.....................................................................14
         Section 2.11      Commitment Terminations...............................................................15
         Section 2.12      Regulation D Compensation.............................................................15
         Section 2.13      Joint and Several Liability; Cross-Guaranty and
                           Contribution Rights; Guaranty Enforcement.............................................15

SECTION 3. FEES AND EXTENSIONS...................................................................................17
         Section 3.1       Fees..................................................................................17
         Section 3.2       Extension of Termination Date.........................................................18

SECTION 4. PLACE AND APPLICATION OF PAYMENTS.....................................................................18
         Section 4.1       Place and Application of Payments.....................................................18

SECTION 5. REPRESENTATIONS AND WARRANTIES........................................................................18
         Section 5.1       Corporate Organization and Authority..................................................18
         Section 5.2       Significant Subsidiaries..............................................................19
         Section 5.3       Corporate Authority and Validity of Obligations.......................................19
         Section 5.4       Financial Statements..................................................................19
         Section 5.5       No Litigation; No Labor Controversies.................................................20
         Section 5.6       Taxes.................................................................................20
         Section 5.7       Approvals.............................................................................20
         Section 5.8       ERISA.................................................................................20
         Section 5.9       Government Regulation.................................................................21
         Section 5.10      Margin Stock; Use of Proceeds.........................................................21
         Section 5.11      Licenses and Authorizations; Compliance with Laws.....................................21
         Section 5.12      Ownership of Property; Liens..........................................................21
         Section 5.13      No Burdensome Restrictions; Compliance with Agreements................................22


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

         Section 5.14      Full Disclosure.......................................................................22

SECTION 6. CONDITIONS PRECEDENT..................................................................................22
         Section 6.1       Initial Credit Event..................................................................22
         Section 6.2       All Credit Events.....................................................................24

SECTION 7. COVENANTS.............................................................................................24
         Section 7.1       Corporate Existence; Subsidiaries.....................................................24
         Section 7.2       Maintenance...........................................................................24
         Section 7.3       Taxes.................................................................................25
         Section 7.4       ERISA.................................................................................25
         Section 7.5       Insurance.............................................................................25
         Section 7.6       Financial Reports and Other Information...............................................26
         Section 7.7       Lender Inspection Rights..............................................................28
         Section 7.8       Conduct of Business...................................................................28
         Section 7.9       Liens.................................................................................28
         Section 7.10      Use of Proceeds; Regulation U.........................................................29
         Section 7.11      Sales and Leasebacks..................................................................29
         Section 7.12      Mergers, Consolidations and Sales of Assets...........................................29
         Section 7.13      Use of Property and Facilities; Environmental and
                           Health and Safety Laws................................................................30
         Section 7.14      Restrictions on Indebtedness..........................................................30
         Section 7.15      Dividends and Other Shareholder Distributions.........................................31
         Section 7.16      Transactions with Affiliates..........................................................31
         Section 7.17      Compliance with Laws..................................................................31
         Section 7.18      Vera/Nancy Joint Venture Agreement....................................................31
         Section 7.19      Tangible Net Worth....................................................................31
         Section 7.20      Indebtedness to Tangible Net Assets...................................................31
         Section 7.21      Interest Coverage Ratio...............................................................32
         Section 7.22      Current Ratio.........................................................................32
         Section 7.23      Hedging Agreements ...................................................................32
         Section 7.24      Trade Payables........................................................................32
         Section 7.25      Agent for Service of Process..........................................................32

SECTION 8. EVENTS OF DEFAULT AND REMEDIES........................................................................32
         Section 8.1       Events of Default.....................................................................32
         Section 8.2       Non-Bankruptcy Defaults...............................................................35
         Section 8.3       Bankruptcy Defaults...................................................................35
         Section 8.4       Expenses..............................................................................35

SECTION 9. CHANGE IN CIRCUMSTANCES...............................................................................35
         Section 9.1       Change of Law.........................................................................35
         Section 9.2       Unavailability of Deposits or Inability to Ascertain,
                           or Inadequacy of, LIBOR...............................................................35
         Section 9.3       Increased Cost and Reduced Return.....................................................36
         Section 9.4       Lending Offices.......................................................................38


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
         Section 9.5       Discretion of Lender as to Manner of Funding..........................................39

SECTION 10. MISCELLANEOUS........................................................................................39
         Section 10.1      Withholding Taxes.....................................................................39
         Section 10.2      Non-Business Day......................................................................39
         Section 10.3.     Documentary Taxes.....................................................................39
         Section 10.4      Survival of Representations...........................................................40
         Section 10.5      Survival of Indemnities...............................................................40
         Section 10.6      Set-Off...............................................................................40
         Section 10.7      Notices...............................................................................40
         Section 10.8      Counterparts..........................................................................41
         Section 10.9      Successors and Assigns................................................................42
         Section 10.10     Participants and Note Assignees.......................................................42
         Section 10.11     Assignment of Commitment by Lender....................................................42
         Section 10.12     Amendments............................................................................42
         Section 10.13     Headings..............................................................................43
         Section 10.14     Legal Fees, Other Costs and Indemnification...........................................43
         Section 10.15     Currency..............................................................................43
         Section 10.16     Entire Agreement......................................................................43
         Section 10.17     Construction..........................................................................43
         Section 10.18     Governing Law.........................................................................44
         Section 10.19     SUBMISSION TO JURISDICTION;
                           WAIVER OF JURY TRIAL..................................................................44
         Section 10.20     Borrowers as Co-Agents................................................................44

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of July 11, 2000 among Battle Mountain Gold Company, a Nevada corporation ("BMG"), Battle Mountain (Australia) Inc., a Delaware corporation ("BMA"; BMG and BMA are each referred to as a "BORROWER" and/or as the "BORROWERS") and Macquarie Inc. (the "LENDER") amends, restates and replaces in its entirety the terms and conditions of that certain promissory note dated May 10, 2000 (the "US$5MM NOTE") in the principal amount of US$5,000,000 made by the Borrowers to the Lender.

                                WITNESSETH THAT:

         WHEREAS, the Borrowers have requested the Lender to refinance, extend, modify and increase the amount available under the US$5MM Note and to make available a revolving credit for loans (the "REVOLVING CREDIT"), as described herein, to be used by the Borrower for general corporate purposes and working capital needs; and

         WHEREAS, the Lender is willing to refinance and modify the US$5MM Note and extend such commitment subject to all of the terms and conditions hereof, including the requirement that the liability of the Borrowers hereunder by joint and several, and on the basis of the representations and warranties hereinafter set forth.

         NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS; INTERPRETATION.

         SECTION 1.1 DEFINITIONS. The following terms when used herein have the following meanings:

         "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including, with their correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and each Subsidiary.

         "AGREED CURRENCIES" means Australian Dollars and U.S. Dollars.

         "AGREEMENT" means this Credit Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "APPLICABLE MARGIN" means the Eurocurrency Margin.

         "AUSTRALIA" shall mean the Commonwealth of Australia.

         "AUSTRALIAN BANK BILL RATE" means for any day the greater of:

                  (1) the rate as advised by the Lender to be the average offered rate (rounded to the nearest two decimal places) displayed at or about 10:00 a.m. (Sydney time) on the date three Business Days prior to the first day of such Interest Period on the Reuters screen BBSY page for a term equivalent to such Interest Period; or

                  (2) if (a) for any reason there is no rate displayed for a period equivalent to such Interest Period; or (b) the basis of such rate is changed after the date hereof and in the reasonable opinion of the Lender it ceases to reflect the Lenders cost of funding to the same extent as of the date hereof, then the Australian Bank Bill Rate will be the rate determined by the Lender to be the average of the buying rates quoted to the Lender by each of three leading banks selected by the Lender at or about that time on that date. The buying rates must be for bills of exchange which are accepted by an Australian bank selected by the Lender and which have a term equivalent to such Interest Period. If there are no buying rates the rate will be the rate determined by the Lender to be its cost of funds.

         The Australian Bank Bill Rate will be expressed as a yield per cent per annum to maturity

         "AUSTRALIAN DOLLARS" and "AUD $" each means the lawful currency of Australia.

         "AUSTRALIAN DOLLAR LOANS" means a Loan denominated in Australian Dollars that bears interest at the Australian Bank Bill Rate.

         "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of individuals provided by the Borrowers pursuant to Section 6.1(5) hereof, or on any updated list provided by the Borrower to the Lender, or any further or different officer of a Borrower so named by any Authorized Representative of a Borrower in a written notice to the Lender.

         "BORROWER" AND "BORROWERS" are defined in the first paragraph of this Agreement.

         "BORROWING" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lender on a single date and for a single Interest Period. A Borrowing is "ADVANCED" on the day the Lender advances funds comprising such Borrowing to a Borrower, is "CONTINUED" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "CONVERTED" when such Borrowing is changed from one type of Loan to the other, all as requested by a Borrower pursuant to Section 2.4(1).

         "BMA" is defined in the first paragraph of this Agreement.

         "BMC" means Battle Mountain Canada Ltd. an Ontario corporation.

         "BMG" is defined in the first paragraph of this Agreement.

         "BMG GROUP" means BMG and all Affiliates of BMG who are consolidated into the financial statements of BMG (i) as reflected in its filings with the SEC, or (ii) if BMG ceases to make filings with the SEC then in accordance with GAAP.

         "BUSINESS DAY" means any day other than a Saturday or Sunday on which banks generally are not authorized or required to close in New York, New York and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan which is a U.S. Dollar Loan, on which banks are dealing in U.S. Dollars in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan which is a Australian Dollar Loan, on which banks and foreign exchange markets are open for business in Sydney, Australia.

         "CAPITAL LEASE" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATIONS" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

         "CHANGE OF CONTROL EVENT" means, except as provided in Section 7.12(1)(c) and (d), at any time after the Closing Date (a) any Person or two or more Persons acting in concert obtains direct or indirect beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), of securities of BMG representing more than 50% of the Voting Stock of BMG, (other than any Person who owns more than 50% of the Voting Stock of capital stock of BMG on the Closing Date) or (b) individuals who are directors of BMG on the Closing Date cease for any reason to constitute a majority of the board of directors of BMG which, in either case, in the reasonable opinion of the Lender, would have a Materially Adverse Effect.

         "CLOSING DATE" means the date first written above.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT" is defined in Section 2.1 hereof.

         "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit B hereto.


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

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with a Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CREDIT DOCUMENTS" means this Agreement and the Note and all other documents from time to time delivered in connection therewith.

         "CREDIT EVENT" means the Borrowing of any Loan.

         "CURRENT ASSETS" means all assets of a Person which would be classified as "current assets" in accordance with GAAP.

         "CURRENT LIABILITIES" means all liabilities of a Person which would be classified as "current liabilities" in accordance with GAAP.

         "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "EBITDA" means for any period(A) the sum of (x) net income of a Person PLUS, only to the extent used in calculating such Person's net income, (y) (i) net income taxes in respect of such period (such amount to be a positive number in cases where net cash taxes are payable and zero in cases where a cash refund in respect of taxes paid is due), (ii) Interest Expense, (iii) extraordinary losses, (iv) depreciation and depletion expense, (v) amortization expense, (vi) the write down of any assets, and (vii) exploration and reserve evaluation costs LESS (B) the amount for such period of (i) interest income and (ii) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined in accordance with GAAP.

         "ENVIRONMENTAL AND HEALTH LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

         "ERISA" is defined in Section 5.8 hereof.


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

         "EUROCURRENCY LOAN" means a Loan bearing interest prior to maturity at either LIBOR or the Australian Bank Bill Rate.

         "EUROCURRENCY MARGIN" means 1.25%.

         "EUROCURRENCY RESERVE PERCENTAGE" means for an Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the actual effective rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are maintained by the Lender during such Interest Period pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor) on "EUROCURRENCY LIABILITIES", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "EUROCURRENCY LIABILITIES" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.1 hereof.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "GUARANTEE" means, in respect of any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any indebtedness of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered, or otherwise, provided, that the term "GUARANTEE" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

         "HAZARDOUS MATERIAL" means any substance or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and (b) any other material or substance classified or regulated as "hazardous" or "toxic" pursuant to any Environmental and Health Law.

         "HEDGING AGREEMENTS" means any agreement (including a master agreement) that is designed to protect against fluctuations in interest rates, or currency or commodity values, including, without limitation, an interest rate swap, cap or collar agreement, future and forward contracts or any similar arrangements, which is entered into by a Person in the normal course of its business .

         "INDEBTEDNESS" means, as to any Person, without duplication and excluding intercompany transactions: (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments;
(ii) all obligations of such Person for the deferred purchase price of property or services (other than in respect of trade accounts payable arising in the ordinary course of business payable within 90 days), customer deposits or prepayments, and obligations in respect of pensions and other post-retirement benefits and employee welfare plans); (iii) all Capitalized Lease Obligations of such Person; (iv) all Indebtedness of others secured by a Lien on any properties, assets or revenues of such Person (other than stock, partnership interests or other equity interests of the Borrower or any Subsidiaries in other entities) to the extent of the lesser of the value of the property subject to such Lien or the amount of such Indebtedness; (v) all Indebtedness of others (including other members of the BMG Group) Guaranteed by such Person;(vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit (whether commercial or standby) or bankers' acceptances, (vii) all obligations of such Person, including premiums, if any, relating to the mandatory redemption or other acquisition of any preferred stock but excluding the capital and premium payable on or in connection with the redemption of preferred stock, where the preferred stock is redeemable only at the option of the issuer of those shares of stock, (viii) all obligations of such Person, including repurchase or liquidity obligations, relating to the securitization or factoring of any assets of such Person or its Affiliates, (ix) all obligations of such Person under any derivative instrument or agreement which is not a Hedging Agreement.

         "INTEREST EXPENSE" means, for any period for a Person, without duplication (i) the interest expense of such Person, including interest expense not payable in cash, amortization of discount and deferred financing costs, plus
(ii) the interest component of any Capitalized Lease Obligations of such Person, all as determined in accordance with GAAP.

         "INTEREST PERIOD" is defined in Section 2.5 hereof.

         "LENDING OFFICE" is defined in Section 9.4 hereof.

         "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars in immediately available funds are offered to leading banks in the eurocurrency market at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a Period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made as part of such Borrowing.

         "LIBOR INDEX RATE" means, for any Interest Period relating to a U.S. Dollar Loan which is a Eurocurrency Loan, the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of such Loan, equal to the arithmetic mean of the rates which appear on the Reuters Screen LIBO Page (or such other pages as may replace any such page, as appropriate) on the day two (2) Business Days before the commencement of such Interest Period.

         "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "LIEN."

         "LOAN" is defined in Section 2.1 hereof and, as so defined, includes Australian Dollar and US Dollar Eurocurrency Loans, each of which is a "TYPE" of Loan hereunder.

         "MATERIAL ADVERSE EFFECT" means, a material adverse effect on (i) the business, assets, liability or condition (financial or otherwise) of a Borrower and its Subsidiaries taken as a whole.

         "MINE OPERATING PLAN" means the Vera/Nancy Project joint venturer approved life of mine budget and operating plan for the Vera/Nancy Project, including capital expenditure budgets, a mine plan for the Vera Nancy Project, proposed production estimates for ore tonnage and grade, proposed treatment schedules, gold production estimates and budgeted capital and operating costs and cashflows, divided into monthly or quarterly periods and not materially different to the volumes and costs set out in the financial information provided to the Lender by BMG and BMA in February 2000.

         "NET WORTH" means for any Person the excess of the Total Assets of such Person over the Total Liabilities of such Person.

         "NOTE" is defined in Section 2.9(1) hereof.

         "OBLIGATIONS" means all fees payable hereunder, all obligations of the Borrowers to pay principal or interest on Loans and all other payment obligations of the Borrowers arising under or in relation to any Credit Document.

         "OPERATOR" means the operator of the Vera/Nancy Project from time to time.

         "ORIGINAL DOLLAR AMOUNT" means (i) the amount of any Obligation, if such Obligation is denominated in U.S. Dollars and, (ii) in relation to any Obligation denominated in Australian Dollars, the U.S. Dollar Equivalent of such Obligation multiplied by 0.60.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "PLAN " means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PBGC" is defined in Section 5.8 hereof.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired of a Borrower.

         "SEC" means the Securities and Exchange Commission.

         "SECURITY" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "SIGNIFICANT SUBSIDIARY" means a subsidiary which owns, directly or indirectly, 5% or more of the total assets or accounts for 5% or more of the total revenues of the BMG Group.

         "SUBSIDIARY" means, as to a Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Borrower or by one or more of its Subsidiaries, except BMC.

         "TANGIBLE NET WORTH" means the Net Worth of a Person less the total book value of (i) all assets of such Person properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service names, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, and (ii) future income tax benefits shown as assets on the balance sheet of such Person.

         "TANGIBLE NET ASSETS" means the Total Assets of a Person less the total book value of (i) all assets of such Person properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service names, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, (ii) preliminary expenses shown as assets on the balance sheet of such Person, and (iii) future income tax benefits shown as assets on the balance sheet of such Person.

         "TERMINATION DATE" means May 10, 2001, subject to any extension of such date pursuant to Section 3.2 hereof.

         "TOTAL ASSETS" means all assets of a Person which would be reflected as such on the balance sheet of such Person in accordance with GAAP.

         "TOTAL LIABILITIES" means all liabilities of a Person which would be reflected as such on the balance sheet of such Person in accordance with GAAP.

         "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "US$5MM NOTE" is defined in the first paragraph of this Agreement.

         "U.S. DOLLARS" and "US $" each means the lawful currency of the United States of America.

         "U.S. DOLLAR EQUIVALENT" means the amount of U.S. Dollars derived by multiplying the Australian Dollar Amount by 0.60.

         "U.S. DOLLAR LOAN" means a Loan denominated in U.S. Dollars that bears interest at LIBOR.

         "VERA/NANCY JOINT VENTURE AGREEMENT" means the 1996 Pajingo Joint Venture Agreement dated between Battle Mountain (Australia) Inc, and Posgold Operations Pty Ltd (now called Normandy Mining Ltd.).

         "VERA/NANCY PROJECT" means the gold mining project located in Queensland, Australia and comprising part of the Pajingo gold field.

         "VOTING STOCK" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

         "WELFARE PLAN" means a "WELFARE PLAN", as defined in Section 3(l) of ERISA.

         SECTION 1.2 INTERPRETATION. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

         Reference to "a Borrower" or "the Borrower" in the Credit Documents shall be deemed to be a reference to each of the Borrowers.

SECTION 2. THE REVOLVING CREDIT.

         SECTION 2.1 THE LOAN COMMITMENT. Subject to the terms and conditions hereof, the Lender, by its acceptance hereof, agrees to make a loan or loans (individually a "LOAN" AND collectively "LOANS") to the Borrowers from time to time on a revolving basis in the Agreed Currencies in an aggregate outstanding Original Dollar Amount up to US $10,000,000 (such amount, as reduced pursuant to Section 2.11 or changed as a result of one or more assignments under Section 10.11, the "COMMITMENT") before the Termination Date, PROVIDED that the aggregate amount of any Loans shall not exceed the amounts of the unused Commitment in effect at the time such loan is advanced. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof. BMG may only request Borrowings of U.S. Dollar Loans and BMA may only request Borrowings of Australian Dollar Loans

         SECTION 2.2 APPLICABLE INTEREST RATES. (1) EUROCURRENCY LOANS. Each Eurocurrency Loan made or maintained by the Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days with respect of any U.S. Dollar Loan or 365 days with respect of any Australian Dollar loan and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus (i) in the case of Eurocurrency Loans which are U.S. Dollar Loans, LIBOR for such Interest Period and (ii) in the case of Eurocurrency Loans which are Australian Dollar Loans, the Australian Bank Bill Rate for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

         (2) RATE AND CURRENCY DETERMINATIONS. The Lender shall determine each interest rate applicable to Obligations and the Original Dollar Amount of all Obligations, and a determination thereof by the Lender shall be conclusive and binding except in the case of manifest error. The Original Dollar Amount of any Eurocurrency Loan and all other Obligations shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period for such Loan, as the Lender may determine.

         SECTION 2.3 MINIMUM BORROWING AMOUNTS. Each Borrowing of Loans denominated in U.S. Dollars shall be in an amount not less than US $1,000,000 and in integral multiples of US $100,000 (or, if less, the remaining amount available for Borrowing hereunder). Each

Borrowing of Australian Dollar Loans denominated shall be in an amount not less than AUD $1,000,000 and in and in integral multiples of AUD $100,000 (or, if less, the remaining amount available for Borrowing hereunder).

         SECTION 2.4 MANNER OF BORROWING LOANS AND DESIGNATING INTEREST RATES APPLICABLE TO LOANS. (1) NOTICE TO THE LENDER. The Borrower shall give notice to the Lender by no later than 11:00a.m. (New York time) (i) at least three (3) Business Days before the date on which the Borrower requests the Lender to advance a Borrowing of Australian Dollar Loans, and (ii) at least two (2) Business Days before the date on which the Borrower requests the Lender to advance a Borrowing of U.S. Dollar Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Subject to Section 2.3, the minimum amount requirement for each outstanding Borrowing, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of a Borrowing as Eurocurrency Loans of the same currency for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting, the advance or continuation of a Borrowing to the Lender by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period must be given by no later than 11:00 a.m. (New York time) at least (i) three (3) Business Days before the date of the requested continuation, if such Loans are Australian Dollar Loans, and (ii) two (2) Business Days before the date of the requested continuation, if such Loans are US Dollar Loans. All such notices concerning the advance or continuation shall specify the Borrower requesting such advance or continuation, the date of the requested advance or continuation of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced or continued, and the currency and Interest Period applicable thereto. The Borrowers agree that the Lender may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Lender has acted in reliance thereon.

         (2) BORROWER'S FAILURE TO NOTIFY. If a Borrower fails to give notice pursuant to Section 2.4(1) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans before the last day of its then current Interest Period within the period required by Section 2.4(1) and has not notified the Lender within the period required by Section 2.7(1) that it intends to prepay such Borrowing, such Borrowing shall, subject to Section 6.2, automatically be continued for an additional one month Interest Period.

         (3) DISBURSEMENT OF LOANS. Not later than 11:00 a.m. (New York time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, subject to Section 6 hereof, the Lender shall make available its Loan in US Dollars or Australian Dollars, as applicable, funds immediately available at the principal office of the Lender in New York, New York, or such other location as the Lender may from time to time notify the Borrower.

         SECTION 2.5 INTEREST PERIODS. As provided in Section 2.4(1) hereof, at the time of each request to advance or continue a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "INTEREST PERIOD" means the period commencing on the date a Borrowing of Loans is advanced or continued and ending in the case of Eurocurrency Loans (x) which are US Dollar Loans, 1, 2, 3, or 6 months thereafter and (y) which are Australian Dollar Loans, 30, 60 90, 120, 150 or 180 days thereafter; PROVIDED, HOWEVER, that:

         (1) for any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

         (2) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

         (3) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         SECTION 2.6 MATURITY OF LOANS. Unless an earlier maturity is provided for hereunder (whether by acceleration or otherwise), each Loan shall mature and become due and payable by the Borrower on the Termination Date.

         SECTION 2.7 PREPAYMENTS. (1) The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of US Dollar Loans, in an amount not less than US $500,000 and integral multiples of US $500,000 in excess thereof, (ii) if such Borrowing is of Australian Dollar Loans, in an amount not less than AUD $500,000 and integral multiples of AUD $500,000 in excess thereof and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.3 hereof remains outstanding) any Borrowing upon two (2) Business Days' prior notice to the Lender for US $ borrowings and upon three (3) Business Days' prior notice to the Lender for all other borrowings on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. Any amounts owing under Section 2.10 hereof as a result of such prepayment shall be paid contemporaneously with such prepayment. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         (2) If the aggregate Original Dollar Amount of outstanding Loans shall at any time for any reason exceed the Commitment then in effect the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Lender as a prepayment of the Loans. Immediately upon determining the need to make any such prepayment the Borrower shall notify the Lender of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 2.10.

         SECTION 2.8 DEFAULT RATE. If any Obligation is not paid when due (whether by acceleration or otherwise), such Obligation (including, to the extent permitted by applicable law, interest on overdue interest) shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

         (1) for any Obligation, other than Australian Dollar Loans and interest thereon, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter (or if no Interest Period is applicable thereto), at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin plus the rate of interest per annum as determined by the Lender (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of US Dollars (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Lender may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Obligations; and

         (2) for any Obligation consisting of an Australian Dollar Loan or interest thereon, at a rate per annum equal to the sum of the Applicable Margin, plus two percent (2%) plus the rate of interest per annum as determined by the Lender (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of Australian Dollars (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Lender may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Obligations.

         SECTION 2.9 THE NOTES. (1) The Loans made to the Borrowers by the Lender shall be evidenced by a single joint and several promissory note (the "NOTE") of the Borrowers issued to the Lender in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "NOTE" and collectively such promissory notes are referred to as the "NOTES."

         (2) The Lender shall record on its books and records or on a schedule to the Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurocurrency Loan, the Interest Period, the currency in which such Loan is denominated, and the interest rate applicable thereto. The record thereof, whether shown on such books and records of the Lender or on a schedule to any Note, shall be PRIMA FACIE evidence as to all such matters; PROVIDED, HOWEVER, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the joint and several obligation of the Borrowers to repay all Loans made hereunder together with accrued interest thereon. At the request of the Lender and upon the Lender tendering to the Borrower the Note to be replaced, the Borrowers shall furnish a new Note to the Lender to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         SECTION 2.10 FUNDING INDEMNITY. If the Lender shall incur any loss, cost or expense (including, without limitation, any reasonable costs and expenses incurred, (excluding loss of profit) incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain any Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lender) as a result of:

         (1) any payment (whether by acceleration or otherwise) or prepayment of a Loan on a date other than the last day of its Interest Period,

         (2) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan on the date specified in a notice given pursuant to Section 2.4(1) or established pursuant to Section 2.4(3) hereof,

         (3) any failure by the Borrower to make any payment of principal on any Loan when due or on the date specified pursuant to a notice delivered pursuant to Section 2.7 (whether by acceleration or otherwise), or

         (4) any acceleration of the maturity of a Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of the Lender, the Borrowers shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense. If the Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of the Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

         SECTION 2.11 COMMITMENT TERMINATIONS. The Borrowers shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Lender, to terminate the Commitment without premium or penalty, in whole or in part, any partial termination to be in an amount not less than US $1,000,000, PROVIDED that the Commitment may not be reduced to an amount less than the Original Dollar Amount of all Loans then outstanding. Any termination of Commitment pursuant to this Section 2.11 may not be reinstated.

         SECTION 2.12 REGULATION D. The Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Eurocurrency Loans, additional interest on the related Eurocurrency Loans of the Lender at a rate per annum equal to the excess of (i) (A) the applicable LIBOR rate divided by (B) one minus the Eurocurrency Reserve Percentage over (ii) the rate specified in clause (i)(A). Any computation by the Lender of such additional interest shall be conclusive absent manifest error. If the Lender wishes to require payment of such additional interest it (x) shall notify the Borrower that it is subject to eurocurrency reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor regulation), in which case such additional interest on the Eurocurrency Loans of the Lender shall be payable to the Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Eurocurrency Loans of the amount then due under this Section.

         SECTION 2.13 JOINT AND SEVERAL LIABILITY; CROSS-GUARANTY AND CONTRIBUTION RIGHTS; GUARANTY ENFORCEMENT. It is the intent of each of the Borrowers that they be JOINTLY AND SEVERALLY liable for the full amount of all of the Obligations and the Borrowers have each executed the Note as co-makers of the Note and each of the Borrowers acknowledges that it would not be able to obtain the credit provided by the Lender hereunder without the financial support provided by the other Borrower. To further clarify that each of the Borrowers is and shall at all times be liable to the Lender for all of the Obligations, each of the Borrowers (in the balance of this Section 2.13, each a "Co-Maker") hereby, jointly and severally, unconditionally and absolutely guarantees to the Lender, irrespective of the validity, regularity or enforceability of this Agreement or any other Credit Document, the full and prompt payment and performance in full to the Lender at maturity, whether by acceleration or otherwise, and at all times thereafter of all of the Obligations of the other Borrower to the Lender whether now existing or hereafter created or arising. Each Co-Maker agrees to pay all reasonable costs, legal expenses and attorneys fees of every kind paid or incurred by the Lender without duplication in endeavoring to collect the Obligations or any part hereof, or in enforcing its rights in connection with the Credit Documents, or in enforcing this Guaranty, or in defending against any defense, counterclaim, setoff or crossclaim based on any act of commission or omission by Lender with respect to the Obligations or in connection with any repayment claim hereinbelow described, promptly on demand of Lender or other person paying or incurring the same.

         If bankruptcy or reorganization proceedings at any time are instituted by or against any Borrower under the United States Bankruptcy Code, each Co-Maker hereby: (a) until the Lender has received payment in full of the Obligations, expressly and irrevocably waives, to the fullest extent possible, on behalf of Co-Maker, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any person, and which the Co-Maker may have or hereafter acquire against any person in connection with or as a result of the Co-Makers execution, delivery and/or performance of this Guaranty, or any other documents to which the Co-Maker is a party or otherwise; (b) until the Lender has received payment in full of the Obligations, expressly and irrevocably waives any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against any Borrower, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against the Co-Maker by Lender or any other person; and
(c) acknowledges and agrees (i) that this waiver is intended to benefit the Lender and shall not limit or otherwise affect the Co-Makers liability hereunder or the enforceability of this Guaranty, and (ii) that Lender and its successors and assigns are intended beneficiaries of this waiver, and agreements set forth in this paragraph and its rights under this paragraph shall survive payment in full of the liabilities.

         This Guaranty shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to each Co-Maker until all Obligations created or existing before receipt of such notice shall have been fully paid. No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against, any one or more Guarantors or the fact that at any time or from time to time, all the Obligations may have been paid in full shall release or discharge each Co-Maker.

         EACH CO-MAKER WAIVES THE FILING OF A CLAIM WITH A COURT IN THE EVENT OF RECEIVERSHIP OR BANKRUPTCY OF ANY BORROWER, AND WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH ANY CO-MAKER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS GUARANTY. AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY CO-MAKER BY ANY BORROWER, OR TO ANY OTHER PARTY LIABLE TO THE LENDER, ARE HEREBY SUBORDINATED TO THE LENDER'S CLAIMS AND ARE HEREBY ASSIGNED TO THE LENDER. EACH CO-MAKER RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO PURSUANT TO THE TERMS HEREOF, AND AGREES THAT THE LENDER SHALL NOT BE LIABLE FOR ANY REASONABLE ERROR IN JUDGMENT OR MISTAKES OF FACT OR LAW. EACH CO-MAKER HEREBY AGREES THAT IT MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE LENDER AGAINST ANY OTHER BORROWER.

         Should a claim be made upon the Lender at any time for repayment of any amount received by the Lender in payment of the Obligations, or any part thereof, whether received from any Borrower, any Co-Maker pursuant hereto, or otherwise from any Borrower, or received by the Lender as the proceeds of collateral, by reason of: (1) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (2) any settlement or compromise of any such claim effected by the Lender, in its sole discretion, with the claimant (including a Borrower), each Co-Maker shall remain liable to the Lender for the amount so repaid to the same extent as if such amount had never originally been received by the Lender, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the indebtedness.

SECTION 3. FEES AND EXTENSIONS.

         SECTION 3.1 FEES.

          (1) COMMITMENT FEES. For the period from the satisfaction or waiver of the conditions precedent in Section 6.1 to and including the Termination Date, the Borrower shall pay to the Lender a facility fee accruing at a rate per annum equal to 0.35% on the average daily amount of the unused Commitment, it being understood that outstanding Australian Dollar Loans shall be deemed to use the Commitment to the extent of their U.S. Dollar Equivalent. Such commitment fee is payable in arrears on the last Business Day of each calendar quarter and on the Termination Date, unless the Commitment is terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

         (2) FEE CALCULATIONS. All fees payable under this Agreement shall be payable in U.S. Dollars and shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. All determinations of the amount of fees owing hereunder (and the components thereof) shall be made by the Lender, the details of which shall be provided by the Lender to the Borrower.

         SECTION 3.2 EXTENSION OF TERMINATION. The Borrower may, by notice to the Lender given not less than 30 days and not more than 60 days prior to the Termination Date, request the Lender to extend the Termination Date then in effect (the "EXISTING TERMINATION DATE") to the date one year following the Existing Termination Date. The Lender shall notify the Borrower if it is so willing to extend the Existing Termination Date, and if so on what terms. If the Lender does not provide the Borrower with such notice, the Lender shall be deemed to have denied Borrowers request that the Existing Termination Date be extended. As a condition to any extension, in addition to any other conditions the Lender may impose, the Borrower shall deliver evidence that it has appointed an agent for service of process in the State of New York for the period of the requested extension.

SECTION 4. PLACE AND APPLICATION OF PAYMENTS.

         SECTION 4.1 PLACE AND APPLICATION OF PAYMENTS. All payments of principal of and interest on the Loans, and of all other amounts payable by the Borrower under the Credit Documents, shall be made by the Borrowers to the Lender by no later than (x) in the case of all payments other than payments with respect to Australian Dollar Loans, 12:00 Noon (New York time) on the due date thereof at the principal office of the Lender in New York, New York, and (y) in the case of payments with respect to Australian Dollar Loans, 12:00 Noon (local time) on the due date thereof at the principal office of the Lender in Australia (or such other locations as the Lender may from time to time designate to the Borrower). Principal and interest on Australian Dollar Loans shall be payable in immediately available Australian Dollars. All other amounts owing by the Borrowers under the Credit Documents shall be payable in immediately available U.S. Dollars. Any payments received after such time shall be deemed to have been received by the Lender on the next Business Day. All such payments shall be made free and clear of, and without deduction for, any set-off, counterclaim, levy, or any other deduction of any kind.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

         Each Borrower hereby represents and warrants to the Lender as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

         SECTION 5.1 CORPORATE ORGANIZATION AND AUTHORITY. The Borrower is duly organized and existing in good standing under the laws of Nevada, in the case of BMG and Delaware, in the case of BMA; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and, in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of its Property relating to the Vera/Nancy Project makes such licensing, qualification or good standing necessary.

         SECTION 5.2 SIGNIFICANT SUBSIDIARIES. Schedule 5.2 (as updated from time to time pursuant to Section 7.1) hereto identifies each Significant Subsidiary of the Borrower, the jurisdiction of incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Significant Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each such Significant Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the business transacted by it makes such licensing or qualification necessary. All of the issued and outstanding shares of capital stock of each such Significant Subsidiary are validly issued and outstanding and fully paid and non-assessable except as set forth on Schedule
5.2 hereto. All such shares owned by the Borrower are owned beneficially, and free of any Lien, except as permitted in Section 7.9.

         SECTION 5.3 CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Borrower has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law). No Credit Document, nor the performance or observance by the Borrower of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or any material Contractual Obligation of or affecting the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower.

         SECTION 5.4 FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Lender showing historical performance of the Borrower for each of the Borrower's fiscal years ending on or before December 31, 1999, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than those disclosed in such financial statements referred to in this Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Lender. Since December 31, 1999, there has been no event or series of events which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.5 NO LITIGATION; NO LABOR CONTROVERSIES. (1) Except as set forth in Schedule 5.5, there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower, threatened, against the Borrower or any Significant Subsidiary in which there is a reasonable possibility of an adverse decision which, if adversely determined, could (individually or in the aggregate) (i) result in liability in excess of $10,000,000, unless either (x) such liability is fully covered by insurance from a reputable insurance company who has conceded in writing that it is responsible for such liability through its insurance policy, (y) the Borrower or its Significant Subsidiary, as appropriate, has provided appropriate reserves on its books reflecting such liability and on a pro forma basis giving effect to such reserve the Borrower will, in the reasonable opinion of the Lender, be in compliance with the covenants set forth herein, or (z) if the Borrower or its Significant Subsidiary, as appropriate, has not provided appropriate reserves on its books reflecting such liability, then if such appropriate reserve were so include on the books, the Borrower on a pro forma basis giving effect to such reserve would be, in the reasonable opinion of the Lender, in compliance with the covenants set forth herein or (ii) have a Material Adverse Effect.

         (2) Except as set forth on Schedule 5.5, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could (insofar as the Borrower may reasonably foresee) materially adversely affect the business, operations, or financial or other condition of the Borrower or any of its Subsidiaries (individually or in the aggregate).

         SECTION 5.6 TAXES. The Borrower and its Subsidiaries have filed or are in the process of filing all United States federal tax returns, and all other foreign, state and federal tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Significant Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower or any of its Subsidiaries (individually or in the aggregate). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate and in conformance with GAAP.

         SECTION 5.7 APPROVALS. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Significant Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Significant Subsidiary of any Credit Document to which it is a party.

         SECTION 5.8 ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 5.9 GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or a "REGISTERED HOLDING COMPANY", or a "SUBSIDIARY COMPANY" OF a "REGISTERED HOLDING COMPANY", or an "AFFILIATE" of a "REGISTERED HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "REGISTERED HOLDING COMPANY", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 5.10 MARGIN STOCK; USE OF PROCEEDS. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("MARGIN STOCK" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loans are to be used for general corporate purposes and working capital needs of the Borrower. The Borrower will not use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11 LICENSES AND AUTHORIZATIONS; COMPLIANCE WITH LAWS. (1) The Borrower and each of its Significant Subsidiaries have all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated and has ensured that the Operator holds all material licenses, permits and governmental authorizations necessary to operate the Vera/Nancy Project as currently conducted and contemplated under the Mine Operating Plan. The Borrower and each of its Significant Subsidiaries are in compliance with all applicable laws, regulations, ordinances and orders, including Environmental and Health Laws, of any governmental or judicial authorities except for any such law, regulation, ordinance or order which the failure to comply therewith, would not be expected to have a Material Adverse Effect.

         (2) Neither the Borrower nor any Significant Subsidiary has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding or any Environmental and Health Laws which would be expected to have a Material Adverse Effect.

         SECTION 5.12 OWNERSHIP OF PROPERTY; LIENS. The Borrower and each Significant Subsidiary has good title to or valid leasehold interests in all its Property relating to the Vera/Nancy Project or gold delivered to the Lender in connection with Hedging Agreements. None of the Borrower's or any Significant Subsidiary's Property relating to the Vera/Nancy Project or gold delivered to the Lender in connection with Hedging Agreements is subject to any Lien, except as permitted in Section 7.9. There are no claims (including native title claims) which may materially adversely effect the operation of the Vera/Nancy Project either currently or as contemplated by the Mine Operating Plan.

         SECTION 5.13 NO BURDENSOME RESTRICTIONS; COMPLIANCE WITH AGREEMENTS. Neither the Borrower nor any Significant Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) materially adversely affects the business, operations, Property relating to the Vera/Nancy Project or gold delivered to the Lender in connection with Hedging Agreements or financial or other condition of the Borrower and its Significant Subsidiaries (individually or in the aggregate) or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default materially adversely affects the business, operations, or financial or other condition of the Borrower and its Significant Subsidiaries (individually or in the aggregate). BMA is in compliance with the terms of the Vera/Nancy Joint Venture Agreement such that its interest in such joint venture can not be diluted and that its rights under such joint-venture are in full force and effect, and have not been reduced in any way. All material leases, governmental authorizations and approvals and other agreements and arrangements necessary for the operation of the Vera/Nancy Project, both as currently operated and as contemplated by the Mine Operating Plan, have been executed and/or obtained and are in full force and effect and are not subject to further review, appeal, early termination or similar circumstance.

         SECTION 5.14 FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Lender for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Lender will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified.

SECTION 6. CONDITIONS PRECEDENT.

         The obligation of the Lender to make a Borrowing shall be subject to the following conditions precedent:

         SECTION 6.1 INITIAL CREDIT EVENT. Before or concurrently with the initial Credit Event:

         (1) The Lender shall have received the favorable written opinion of Greg Etter, Vice President and General Counsel, counsel to each Borrower in substantially the form attached hereto as Exhibit C hereto;

         (2) The Lender shall have received with respect to each Borrower copies of (i) the Articles of Incorporation, together with all amendments and (ii) bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

         (3) The Lender shall have received copies of resolutions of each Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

         (4) The Borrowers shall have delivered to the Lender a duly executed original of (i) this Agreement, (ii) the Note, in exchange for the US$5MM Note,
(iii) ISDA Master Agreements executed by each Borrower and BMC, each in form and substance satisfactory to the Lender;

         (5) The Lender shall have received a list of the Authorized Representatives of the Borrowers;

         (6) All reasonable legal matters incident to the execution and delivery, of the Credit Documents shall be satisfactory to the Lender;

         (7) The Lender shall have received evidence to its satisfaction, including UCC search results, that there are no Liens on the assets of the Borrowers except those permitted by Section 7.9;

         (8) The Lender shall have received a true and correct copy of the Vera/Nancy Joint Venture Agreement, which shall evidence that BMA has a 50% equity interest in the Vera/Nancy Project and a 50% interest in the net surplus of such joint-venture);

         (9) The Lender shall have received evidence acceptable to the Lender that there are no Liens on any Property relating to the Vera/Nancy Project or gold delivered to the Lender in connection with Hedging Agreements or on BMAs interest relating to or under the Vera/Nancy Joint Venture Agreement, other than Liens described in Section 7.9.

         (10) The Lender shall have received a true and correct copy of the Mine Operating Plan;

         (11) The Lender shall have received payment of the facility fee in an amount equal to $17,500;

         (9) The Lender shall have received a duly executed Compliance Certificate containing financial information as of the last day of December, 1999;

         (10) No Default or Event of Default shall have occurred and the representations and warranties set forth herein shall be true and correct and all other conditions precedent have been satisfied;

         (11) The Lender shall have received satisfactory lien, litigation and judgement search results on the Borrowers; and

         (12) The Lender shall have received evidence that the Borrowers have appointed an agent in the State of New York for service of process.

         SECTION 6.2 ALL CREDIT EVENTS. As of the time of each Credit Event hereunder:

         (1) In the case of a Borrowing, the Lender shall have received the notice required by Section 2.4(1) hereof, in a form acceptable to the Lender;

         (2) Each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date; and

         (3) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event.

         Each request for a Borrowing shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event as to the facts specified in paragraphs (2) and (3) of this Section 6.2.

SECTION 7. COVENANTS.

         Each Borrower covenants and agrees that, so long as any Note or other Obligation is outstanding hereunder, or any Commitment is available to or in use by the borrower hereunder, except to the extent compliance in any case is waived in writing by the Lender:

         SECTION 7.1 CORPORATE EXISTENCE; SUBSIDIARIES. The Borrower shall, and shall cause each of its Significant Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.12 hereof. As a condition to establishing, acquiring or liquidating any Significant Subsidiary, unless the Lender otherwise agrees, the Borrower shall at the Lenders request deliver an updated Schedule 5.2 to reflect the new Significant Subsidiary.

         SECTION 7.2 MAINTENANCE. The Borrower will ensure that the Operator will maintain, preserve and keep its plants, Properties and equipment relating to the Vera/Nancy Project necessary to the proper conduct of its business and the operation of the Vera/Nancy Project in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Significant Subsidiaries to do so in respect of Property relating to the Vera/Nancy Project; PROVIDED, HOWEVER, that nothing in this
Section 7.2 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is not in the reasonable opinion of the Borrower, disadvantageous to the Lender or the holders of the Notes, and is, in the judgment of the Borrower, not necessary for the operation of the Vera/Nancy Project or desirable in the conduct of its business or the business of its Significant Subsidiaries.

         SECTION 7.3 TAXES. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries and use its commercially reasonable best efforts to cause the Operator duly to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties relating to the Vera/Nancy Project or gold delivered to the Lender in connection with Hedging Agreements, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.

         SECTION 7.4 ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Lender of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor,
(iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries under any post-retirement Welfare Plan benefit.

         SECTION 7.5 INSURANCE. The Borrower will insure, and keep insured, and will cause each of its Subsidiaries and the Operator to insure, and keep insured, with good and responsible insurance companies, all insurable Property relating to the Vera/Nancy Project owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of the Lender furnish to the Lender a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

         SECTION 7.6 FINANCIAL REPORTS AND OTHER INFORMATION. (1) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Lender and its respective duly authorized representatives such information respecting the business and financial condition of the BMG Group and the Borrower and its Subsidiaries as the Lender may reasonably request; and without any request, the Borrower will furnish each of the following to the Lender:

                  (a) within 90 days after the end of each fiscal year of the BMG Group, a copy of the BMG Group consolidated, and the Borrowers unaudited consolidating, financial statements for such fiscal year, including respectively their balance sheets for such year and the related statements of income and statements of cash flow, prepared in accordance with GAAP and, in the case of BMG Group consolidated financial statements as certified by independent public accountants of recognized national standing in accordance with GAAP, with such accountants' unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the BMG Group as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances (this obligation shall be satisfied by delivery of the Form 10-K filed with the SEC);

                  (b) within 60 days after the end of the first six months of each fiscal period of the BMG Group, a copy of the BMG Group consolidated, and the Borrowers consolidating, unaudited balance sheets, and the related statements of income and statements of cash flow, as of the close of such period, all of the foregoing prepared in reasonable detail in accordance with GAAP and certified by the respective entities chief financial officer or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby (this obligation shall be satisfied by delivery of the Form 10-Q filed with the SEC);

                  (c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports of the BMG Group sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements filed with the SEC or any successor thereto, or with any national securities exchanges.

         (2) Each financial statement furnished to the Lender pursuant to subsection (1)(a) or (1)(b) of this Section 7.6 shall be accompanied by (A) a written certificate signed by each Borrower's chief financial officer, treasurer or corporate controller to the effect that (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, (ii) the representations and warranties contained in Section 5 hereof are true and correct in all material respects as though made on the date of such certificate (other than those made solely as of an earlier date, which need only remain true as of such date), taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions and except as otherwise described therein, and (B) a Compliance Certificate in the form of Exhibit B hereto showing compliance with the covenants set forth in Sections 7.19 through 7.24 hereof.

         (3) The Borrower will promptly (and in any event within three Business Days after an officer of the Borrower has knowledge thereof in the case of (a) through (e) below) give notice to the Lender:

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any event or condition which could reasonably be expected to have a Material Adverse Effect;

                  (c) of any litigation or governmental proceeding of the type described in Section 5.5 hereof or that otherwise relates to a Borrower or the Vera/Nancy Project that if adversely determined would (i) result in liability in excess of US $5,000,000 or (ii) could have a Material Adverse Effect;

                  (d) of any material adverse change in its operations; and

                  (e) of any material revision to the Mine Operating Plan or the estimates of proved and probable ore reserves or material change in the mining or metallurgical methods or results in respect of the Vera/Nancy Project.

         (4) Not later than 21 days after it is approved, the Borrower will provide any new budgets and operating plans for the Vera/Nancy Project including details of that new budget or operating plan.

         (5) The Borrowers shall provide such other information as the Lender may reasonably request.

         SECTION 7.7 LENDER INSPECTION RIGHTS. Upon reasonable notice from the Lender, the Borrower will, permit the Lender (and such Persons as the Lender may designate) during normal business hours to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Significant Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers all at such reasonable times and as often as may be reasonably requested; PROVIDED, HOWEVER, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such visit and inspection may be conducted each calendar quarter.

         SECTION 7.8 CONDUCT OF BUSINESS. Neither the Borrower nor any Subsidiary will engage in any line of business other than business activities in the field of mining exploration, mining and recovery.

         SECTION 7.9 LIENS. The Borrower will not, and will not permit any of its Subsidiaries, other than BMC, to create, incur, permit to exist or to be incurred any Lien of any kind on its own stock or on any Property owned by the Borrower or any Subsidiary ; PROVIDED, HOWEVER, that this Section 7.9 shall not apply to nor operate to prevent (i) Liens granted to secure obligations under the Vera/Nancy Joint Venture Agreement or (ii) the following:

         (1) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties relating to mining tenements and exploration licenses, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

         (2) Liens upon any Property acquired to secure any Indebtedness incurred at the time of the acquisition or upgrade of such Property to finance the purchase price of such Property or the upgrade of such Property, provided that any such Lien shall apply only to the Property that was so acquired or upgraded and the Indebtedness secured by such Lien shall not exceed the purchase price or upgrade costs of such Property;

         (3) Existing joint venture Liens but only to the extent the Property subject to such Lien is limited to the relevant assets of the joint venture;

         (4) Liens granted to a Person not the Lender after the Closing Date, PROVIDED that contemporaneously with the granting of such Lien the Lender receives a perfected Lien on the Property subject to such Lien which ranks no less than PARI PASSU with the other Lien granted to such other Person and the Borrower provides evidence to the Lenders satisfaction that such Lien does in fact rank at least PARI PASSU and has been perfected;

         (5) Liens consented to in writing by the Lender;

         (6) Liens arising by operation of law relating to normal trading activities;

         (7) Liens granted to support environmental rehabilitation obligations where the aggregate of such liens shall be less than US$20 million;

         (8) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (1) through (5), inclusive, PROVIDED, HOWEVER, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced; and

         (9) other Liens which in the aggregate do not exceed US$5 million.

         SECTION 7.10 USE OF PROCEEDS; REGULATION U. The proceeds of each Borrowing will be used by the Borrower solely for general corporate purposes and working capital needs. The

Borrower will not use any part of the proceeds of any of the Borrowings directly or indirectly to purchase or carry any margin stock (as defined in Section 5.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         SECTION 7.11 SALES AND LEASEBACKS. The Borrower will not, nor will it permit any Significant Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Borrower or any Significant Subsidiary of any Property relating to the Vera/Nancy Project theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor, except to the extent such lease is treated as a Capital Lease by the Borrower for financial reporting purposes.

         SECTION 7.12 MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. (1) The Borrower will not, and will not permit any of its Subsidiaries to, (i) consolidate with or be a party to merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "SUBSTANTIAL PART" of the assets of the Borrower and its Subsidiaries; PROVIDED, HOWEVER, that:

                  (a) any Subsidiary of the Borrower may merge or consolidate with or into or sell, lease or otherwise convey all or a substantial part of its assets to the Borrower or any Subsidiary of which the Borrower holds at least the same percentage equity ownership; PROVIDED THAT in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

                  (b) the Borrower or any Subsidiary of the Borrower may consolidate or merge with any other Person if, in the case of any such transaction involving the Borrower, the Borrower, and in the case of any other such transaction, such Subsidiary, is the surviving or continuing corporation and at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                  (c) the Borrower, any subsidiary or BMC may sell any or all of the shares of the capital stock of Lihir Gold Ltd. which are owned by the Borrower, its subsidiaries or BMC; and

                  (d) the Borrower and any Subsidiary may consumate the merger transaction (the "Newmont Merger") with Newmont Mining Corp. ("Newmont") previously announced by Borrower pursuant to which BMG will become a wholly owned subsidiary of Newmont.

As used in this Section 7.12(1), a sale, lease, transfer or disposition of assets during any fiscal year shall be deemed to be of a "SUBSTANTIAL PART" of the consolidated assets of the Borrower and its Subsidiaries if the net book value of such assets, when added to the net book value of all other assets (including without limitation stock in Subsidiaries but excluding assets sold pursuant to a sale and leaseback transaction permitted pursuant to Section 7.11) sold, leased, transferred or disposed of by the Borrower and its Subsidiaries during such fiscal year (other than inventory in the ordinary course of business) exceeds 10% of the total assets of the

Borrower and its Subsidiaries, determined on a consolidated basis as of the last day of the immediately preceding fiscal year.

         (2) The Borrower will not sell, transfer or otherwise dispose of, or permit any Subsidiary to issue, sell, transfer or otherwise dispose of, any shares of stock of any class (including as "STOCK" for purposes of this Section, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of any Significant Subsidiary, if, after giving effect to such sale, transfer or other disposition, a Change of Control Event would have occurred.

         SECTION 7.13 USE OF PROPERTY AND FACILITIES; ENVIRONMENTAL AND HEALTH AND SAFETY LAWS. (1) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary of the Borrower. Without limiting the foregoing, the Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Borrower or any of its Subsidiaries.

         (2) The Borrower will promptly provide the Lender with copies of any notice or other instrument of the type described in Section 5.11(2) hereof, and in no event later than five (5) Business Days after an officer of the Borrower or a Subsidiary receives such notice or instrument.

         SECTION 7.14 RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, issue, incur, assume, create, become liable for, contingently or otherwise, or have outstanding any Indebtedness; PROVIDED, HOWEVER, that the foregoing provisions shall not restrict nor operate to prevent Indebtedness which, when in place, will not cause the Borrower either immediately or on a pro forma basis, to be in violation of the terms of this Agreement; PROVIDED, FURTHER HOWEVER, that such Indebtedness shall only be permitted to the extent such Indebtedness is secured by a Lien permitted by
Section 7.9 or will have a priority of payment with the Obligations which is no greater than PARI PASSU.

         SECTION 7.15 DIVIDENDS AND OTHER SHAREHOLDER DISTRIBUTIONS. The Borrower shall only declare or pay any dividends or make a distribution of any kind (including by redemption or purchase) on its outstanding capital stock, if no Default or Event of Default exists prior to or would result after giving effect to such action.

         SECTION 7.16 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of Property relating to the Vera/Nancy Project or gold delivered to the Lender in connection with Hedging Agreements with, any merger or consolidation with or into (except as expressly permitted hereunder), or the rendering of any service by or for, any Affiliate which are no less favorable than could be obtained with a third party, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and commercially reasonable terms.

         SECTION 7.17 COMPLIANCE WITH LAWS. Without limiting any of the other covenants of the Borrower in this Section 7, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary of the Borrower shall be required to comply with any such law, regulation, ordinance or order if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.18 VERA/NANCY JOINT VENTURE AGREEMENT. The Borrower will (i) maintain the Vera/Nancy Joint Venture Agreement in full force and effect, and
(ii) not terminate, amend, supplement, waive and/or consent or otherwise modify the Vera/Nancy Joint Venture Agreement in any material way without the written consent of the Lender.

         SECTION 7.19 TANGIBLE NET WORTH. The Borrowers will not permit at any time: (i) BMG Group's Tangible Net Worth to be less than US $100,000,000, (ii) BMG Group, excluding BMC, Tangible Net Worth to be less than US $100,000,000, or
(iii) BMA's Tangible Net Worth to be less than US $15,000,000. Compliance with this Section shall be determined as of June 30th and December 31st of each year.

         SECTION 7.20 INDEBTEDNESS TO TANGIBLE NET ASSETS. The Borrowers will not permit at any time: (i) BMG Group's Indebtedness to exceed 55% of BMG Group's Tangible Net Assets, (ii) BMG Group, excluding BMC, Indebtedness to exceed 50% of BMG Group, excluding BMC, Tangible Net Assets, or (iii) BMA's Indebtedness to exceed 40% of BMA's Tangible Net Assets. Compliance with this Section shall be determined as of June 30th and December 31st of each year.

         SECTION 7.21 INTEREST COVERAGE RATIO. The Borrowers will not permit at any time: (i) the ratio of BMG Group's EBITDA for the immediately prior six months to its Interest Expense for such period to be less than 2.0:1.0, (ii) the ratio of BMG Group, excluding BMC, EBITDA for the immediately prior six months to the Interest Expense of BMG Group, excluding BMC, for such period to be less than 1.5:1.0, or (iii) the ratio of BMA's EBITDA for the immediately prior six months to its Interest Expense for such period to be less than 4.0:1.0. Compliance with this Section shall be determined as of June 30th and December 31st of each year.

         SECTION 7.22 CURRENT RATIO. The Borrowers will not permit at any time:
(i) the ratio of BMG Group's Current Assets to its Current Liabilities to be less than 1.0:1.0, (ii) the ratio of BMG Group, excluding BMC, Current Assets to the Current Liabilities of BMG Group, excluding BMC, to be less than 1.0:1.0, or
(iii) the ratio of BMA's Current Assets to its Current Liabilities to be less than 1.0:1.0. Compliance with this Section shall be determined as of June 30th and December 31st of each year.

         SECTION 7.23 HEDGING ARRANGEMENTS. The Borrower will not enter into or permit to exist any agreement or arrangement (including any Contractual Obligation and any Hedging Agreement) with any Person (other than the Lender and its Affiliates) which grants a security interest in, or Lien on, any of Borrower's rights under, or Property subject to, any Hedging Arrangement between the Borrower and the Lender or an of its Affiliates, other than a Lien solely with respect to Borrower's rights, if any, to the aggregate net amount payable to the Borrower under all Hedging Arrangements entered into by a member of the BMG Group and the Lender or any of its Affiliates.

         SECTION 7.24 TRADE PAYABLES. The Borrowers will not permit at any time BMA's obligations to trade creditors and accruals to exceed AUD $5,000,000. Compliance with this Section shall be determined as of June 30th and December 31st of each year.

         SECTION 7.25 AGENT FOR SERVICE OF PROCESS. The Borrowers shall at all times maintain an agent in the State of New York for service of process.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

         SECTION 8.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

         (1) non payment when due of the principal amount of any Loan or in the payment, when due, of fees, interest or of any other Obligation; and such non payment continues for one (1) Business Day after the date upon which the payment is due.

         (2) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in (i) the first sentence of Section 7.1 with regard to the Borrower and its Significant Subsidiaries or (ii) Section 7.9 through 7.12, Section 7.19 through Section 7.24 hereof; and with respect to 7.9 default only where such default is not remedied within three (3) Business Days

         (3) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (1) or (2) above, which is not remedied within thirty (30) days after notice thereof shall have been given to the Borrower by the Lender;

         (4) (i) failure to pay when due Indebtedness in an aggregate principal amount of US $10,000,000 or more of BMG Group, a Borrower or any of their Subsidiaries, (ii) default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of BMG Group, a Borrower or any of their Subsidiaries or in an aggregate principal amount of US $10,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof, except if such default is being disputed in good faith pursuant to appropriate proceedings satisfactory to the Lender in its sole discretion, or
(iii) default by a Borrower or BMG Group under any agreement (including any Hedging Agreement) between such Person and the Lender or an Affiliate of the Lender which is not cured within any applicable grace or cure period provided for in such agreement;

         (5) any representation or warranty made herein or in any other Credit Document by a Borrower, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by a Borrower, or in connection with any Credit Document, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

         (6) BMG Group, a Borrower, or any of their Significant Subsidiaries, shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) fail to pay its debts generally as they become due or admit in writing its inability to pay its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action (such as the passage by its board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(7) hereof;

         (7) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for BMG Group, a Borrower or any of their Significant Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 8.1(6)(v) shall be instituted against BMG Group, a Borrower or any of their Subsidiaries;

         (8) BMG Group, a Borrower or any of their Subsidiaries shall fail to discharge any judgments or orders for the payment of moneys individually or in aggregate in excess of US $5,000,000, which judgments or orders are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

         (9) the Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable, to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $200,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

         (10) a Borrower, any of their Subsidiaries or any other Person acting on behalf of a Borrower, or a Subsidiary, challenges the validity of any Credit Document or a Borrower's obligations thereunder or any Credit Document ceases to be in full force and effect or is modified other than in accordance with the terms thereof and hereof;

         (11) a Borrower executes a Hedging Agreement on a margined basis;

         (12) either (i) a Change of Control Event shall have occurred or (ii) any event or circumstance shall occur which has, or which could reasonably be expected to have, a Material Adverse Effect; or

         (13) a Borrower engages in any substantive business activity which is not related to mineral exploration, mining and recovery without the written consent of the Lender.

         SECTION 8.2 NON-BANKRUPTCY DEFAULTS. When any Event of Default other than those described in subsections (7) or (8) of Section 8.1 hereof has occurred and is continuing, the Lender may, by written notice to the Borrower:
(a) terminate the remaining Commitment and all other obligations of the Lender hereunder on the date stated in such notice (which may be the date thereof); and
(b) declare the principal of and the accrued interest on all the Note to be forthwith due and payable and thereupon the Note, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind.

         SECTION 8.3 BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (7) or (8) of Section 8.1 hereof has occurred and is continuing, then the Note shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

         SECTION 8.4 EXPENSES. The Borrowers jointly and severally agree to pay to the Lender, and any other holder of the Note, all costs and expenses incurred by the Lender or any such holder, including attorneys' fees and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 9. CHANGE IN CIRCUMSTANCES.

         SECTION 9.1 CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or the Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for the Lender to make or continue to maintain Eurocurrency Loans or to perform its obligations as contemplated hereby, the Lender shall promptly give notice thereof to the Borrower and the Lender's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain Eurocurrency Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan.

         SECTION 9.2 UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN, OR INADEQUACY OF, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans: (1) the Lender determines that deposits in the applicable currency (in the applicable amounts) are not being offered to major banks in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR or Australian Bank Bill Rate, or

         (2) the Lender reasonably determines that LIBOR or the Australian Bank Bill Rate as reasonably determined by the Lender will not adequately and fairly reflect the cost to the Lender of funding their or its Eurocurrency Loan for such Interest Period, then the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lender to make Eurocurrency Loans in the currency so affected shall be suspended.

         SECTION 9.3 INCREASED COST AND REDUCED RETURN. (1) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

                  (3 shall subject the Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, the Note, or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to the Lender (or its Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans, or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income or profits of the Lender or its Lending Office imposed by the jurisdiction in which the Lender or its Lending Office is incorporated in which the Lender's principal executive office or Lending Office is located); or

                  (20 shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Lender (or its Lending Office) or shall impose on the Lender (or its Lending Office) or on the interbank market any other condition affecting its

         Eurocurrency Loans, the Note, or its obligation to make Eurocurrency Loans; and the result of any of the foregoing is to increase the cost to the Lender (or its Lending Office) of making or maintaining any Eurocurrency Loan or to reduce the amount of any sum received or receivable by the Lender (or its Lending Office) under this Agreement or under the Note with respect thereto, by an amount deemed by the Lender to be material, then, within twenty-one (21) days after demand by the Lender, the Borrowers shall be jointly and severally obligated to pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or. In the event any law, rule, regulation or interpretation above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof the Lender is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by the Borrower to the Lender hereunder, the Lender shall refund such amount or amounts to Borrower without interest.

         (2) If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital, or on the capital of any corporation controlling the Lender, as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within twenty-one (21) days after demand by the Lender, the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         (3) If the Lender determines to seek compensation under this Section
9.3 it shall notify the Borrower of the circumstances that entitle the Lender to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate of the Lender claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods. A certificate as to the nature and amount of such increased cost, submitted to the Borrower by the Lender in good faith, shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 9.4 LENDING OFFICES. The Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof or in the assignment agreement which any assignee bank executes pursuant to Section 10.10 hereof (each a "LENDING OFFICE") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower.

         SECTION 9.5 DISCRETION OF LENDER AS TO MANNER OF FUNDING. Notwithstanding any other provision of this Agreement, the Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lender had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of the applicable currency in the applicable eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR or the Australian Bank Bill Rate, as applicable, for such Interest Period.

SECTION 10. MISCELLANEOUS.

         SECTION 10.1 WITHHOLDING TAXES. PAYMENTS FREE OF WITHHOLDING. Each payment by the Borrowers under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Lender free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which the Lender would have received had such withholding not been made. If the Lender pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Lender for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender on or before the thirtieth day after payment. If the Lender determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower and evidenced by such a tax receipt, the Lender shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as the Lender determines is attributable to such deduction or withholding and which will leave the Lender (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige the Lender to disclose any information relating to its tax affairs or any computations in connection with such taxes.

         SECTION 10.2 NON-BUSINESS DAY. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

         SECTION 10.3. DOCUMENTARY TAXES. The Borrowers agree that they will pay any transaction, documentary, stamp or similar taxes or registration fees payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         SECTION 10.4 SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         SECTION 10.5 SURVIVAL OF INDEMNITIES. All indemnities and all other provisions relative to reimbursement to the Lender of amounts sufficient to protect the yield of the Lender with respect to the Loans, including, but not limited to, Section 2.10, Section 9.3 and Section 10.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

         SECTION 10.6 SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Lender, its Affiliates and each subsequent holder of the Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated) and any other Indebtedness at any time held or owing by the Lender, its Affiliates or that subsequent holder to or for the credit or the account of a Borrower, including any and all obligations of the Lender or its Affiliates under Hedging Agreements, whether or not matured, against and on account of the obligations and liabilities of a Borrower to the Lender, its Affiliates or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents of any Hedging Agreements, irrespective of whether or not (a) the Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Note and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         SECTION 10.7 NOTICES. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Borrowers and the Lender shall be sent to the address set forth below, and notice to any assignee lenders shall be sent to the respective addresses, telecopier or telephone numbers set forth in the assignment agreement which any assignee bank executes pursuant to Section 10.10 hereof:

                  If to the Borrowers:

                  333 Clay Street
                  Suite 4200
                  Houston, Texas 77002
                  Attention: Treasurer
                  Telephone: (713) 653-7237
                  Facsimile: (713) 286-7237with a copy to:

                  333 Clay Street
                  Suite 4200
                  Houston, Texas 77002
                  Attention: General Counsel
                  Telephone: (713) 650-6400
                  Facsimile: (713) 650-0600

                  If to the Lender:

                  600 Fifth Avenue
                  22nd Floor
                  New York, New York 10020
                  Attention: Manager, Metals and Mining Division
                  Telephone: (212) 548-6506
                  Facsimile: (212) 399-8929

         Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.7; PROVIDED THAT any notice given pursuant to
Section 2 hereof shall be effective only upon receipt.

         SECTION 10.8 COUNTERPARTS. This Agreement and the other Credit Documents may be executed in any number of counterpart signature pages, and by the different parties on different counterparts and by facsimile, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 10.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of the Lender and its successors, and assigns, including any subsequent holder of the Note. The Borrowers may not assign any of its rights or obligations under any Credit Document without the written consent of the Lender. The Lender may not assign any of its rights or obligations under any Credit Document without the written consent of BMG other than to an Affiliate.

         SECTION 10.10 PARTICIPANTS AND NOTE ASSIGNEES. The Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and the Commitment at any time and from time to time, and to assign its rights under such Loans or the Note to a federal reserve bank; PROVIDED THAT (i) no such participation or assignment shall relieve the Lender of any of its obligations under this Agreement, and (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 10.10, EXCEPT THAT nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 2.10 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Lender would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any the Commitment if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

         SECTION 10.11 ASSIGNMENT OF COMMITMENT BY LENDER. The Lender shall have the right at any time, with the written consent of the Borrower so long as no Default or Event of Default has then occurred (which consents shall not be unreasonably withheld), to assign all or any part of its Commitment to one or more other Persons; PROVIDED that the consent of the Borrowers shall not be required for the Lender to assign all or part of the Commitment to any Affiliate of the Lender. Each such assignment shall set forth the assignees address for notices to be given under Section 10.7 hereof hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, the assignee shall become a lender hereunder, all Loans and Commitments it thereby holds shall be governed by all the terms and conditions hereof and the Lender shall have its Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment.

         SECTION 10.12 AMENDMENTS. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender

         SECTION 10.13 HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         SECTION 10.14 LEGAL FEES, OTHER COSTS AND INDEMNIFICATION. The Borrowers jointly and severally agree to pay all reasonable costs and expenses of the Lender in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of counsel to the Lender, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrowers further jointly and severally agrees to indemnify the Lender, and its directors, agents, officers, employees and attorneys, against all losses, costs, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby, including any misrepresentation made thereunder, or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of The Lender or the party claiming indemnification. The Borrower, upon demand by the Lender at any time, shall reimburse the Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

         SECTION 10.15 CURRENCY. Each reference in this Agreement to an Agreed Currency (the "RELEVANT CURRENCY") is of the essence. To the fullest extent permitted by law, the obligation of the Borrowers in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss.

         SECTION 10.16 ENTIRE AGREEMENT. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

         SECTION 10.17 CONSTRUCTION. The parties hereto acknowledge and agree that neither this Agreement nor the other Credit Documents shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Credit Documents.

         SECTION 10.18 GOVERNING LAW. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York.

         SECTION 10.19 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 10.20 BORROWERS AS CO-AGENTS. Each Borrower hereby irrevocably appoints the other Borrower to act as its agent and attorney-in-fact to give and receive all notices and other documents on its behalf, including, without limitation, notices of Borrowings and Defaults or Events of Default, and to execute any and all documents on its behalf and to take all other actions under or relating to the Credit Documents. Accordingly, the Lender may conclusively presume that any notice it gives to one Borrower has been given to both Borrowers and any notice or document it receives from one Borrower has been delivered on behalf of both Borrowers, whether or not such notice or document indicates such. The appointment made pursuant to this Section shall be irrevocable and coupled with an interest.

         In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

                               BATTLE MOUNTAIN GOLD COMPANY

                                       /s/ John A. Keyes

                               By:   John A. Keyes
                               Its:   President

                                       /s/ Phillips S. Baker, Jr.

                               By:   Phillips S. Baker, Jr.
                               Its:   Vice President and Chief Financial Officer

                               BATTLE MOUNTAIN (AUSTRALIA) INC.

                                       /s/ John A. Keyes

                               By:   John A. Keyes
                               Its:   President

                                       /s/ Phillips S. Baker, Jr.

                               By:   Phillips S. Baker, Jr.
                               Its:   Vice President and Chief Financial Officer

                               MACQUARIE INC.
                               By Its Duly Authorized Attorneys

                               By:  /s/ Kim Mills
                                  -----------------------------
                               Its:  Associate Director
                                  -----------------------------

                                     /s/ Camille Blackburn

                                    EXHIBIT A

                                      NOTE

US $10,000,000                                                     July 11, 2000


         FOR VALUE RECEIVED, the undersigned ,Battle Mountain Gold Company, a Nevada corporation ("BMG") and Battle Mountain (Australia) Inc., a Delaware corporation ("BMA"; BMG and BMA are each referred to as a "BORROWER" and/or as the "BORROWERS"), JOINTLY AND SEVERALLY promise to pay to the order of Macquarie Inc. (the "LENDER") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Lender in New York, New York, in the currency of such Loan in accordance with Section 4.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be PRIMA FACIE evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the joint and several obligation of the Borrowers to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Note is the Note referred to in the Credit Agreement dated as of July 11, 2000, among the Borrowers and the Lender (the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

         Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         Each Borrower hereby acknowledges that it is JOINTLY AND SEVERALLY liable for the full amount of all obligations evidenced by this Note.

         The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder.

                              BATTLE MOUNTAIN GOLD COMPANY

                                      /s/ John A. Keyes

                              By:   John A. Keyes
                              Its:   President

                                      /s/ Phillips S. Baker, Jr.

                              By:   Phillips S. Baker, Jr.
                              Its:   Vice President and Chief Financial Officer

                              BATTLE MOUNTAIN (AUSTRALIA) INC.

                                      /s/ John A. Keyes

                              By:   John A. Keyes
                              Its:   President

                                      /s/ Phillips S. Baker, Jr.

                              By:   Phillips S. Baker, Jr.
                              Its:   Vice President and Chief Financial Officer

                                  SCHEDULE 5.2

SIGNIFICANT SUBSIDIARY                        OWNERSHIP         JURISDICTION OF
                                              INTEREST          INCORPORATION
Battle Mountain (Australia) Inc               100%              Delaware
Battle Mountain Canada Ltd                    100%              Ontario
Empresa Minera Inti Raymi S.A.                88%               Bolivia


                                  SCHEDULE 5.5

Litigation / potential litigation related to the San Luis project:

On August 20, 1999, the Department of Public Health and Environment issued a Notice of Violation and Cease and Desist Order to the Company, alleging discharges to waters not permitted under the Colorado Water Quality Control Act. The Company has filed an Answer to the Notice denying that such a violation has occurred. The Notice requires the Company to take a number of steps that the Department of Public Health and Environment asserts to be necessary to attain compliance with the Water Quality Control Act. These steps include the submittal of a permit application, a monitoring plan and a response plan. The Company has made all submittals required by the Notice and have commences extensive response activities. On October 8, 1999, the Department of Public Health issued an Amendment to the Notice. The Amendment authorized the operation of a water treatment facility and the discharge of treated water. The Company has commenced treatment and discharge operations.

On October 4, 1999, the Colorado Division of Minerals and Geology sent the Company a letter stating that the Division had reason to believe that there might be a reasonable potential for degradation of groundwater quality in certain portions of the aquifer near the West Pit. The letter requires the Company to modify its permit to protect the quality of groundwater in the uncontaminated portion of the aquifer.

The Company has negotiated a settlement with the Colorado Department of Public Health and Environment which, if approved, will resolve the violations alleged in the August 20, 1999 Notice of Violation relating to the Company's San Luis property. The terms of the settlement are set forth in a Settlement Agreement and Stipulated Order which was executed on May 9, 2000 by the Company and the Director of the Colorado Water Quality Control Division. The Agreement requires the payment of a civil penalty in the amount of $71,700 and a supplemental environmental project in the form of a $30,000 contribution to a local water and sanitation district for capital improvements to its wastewater treatment facility. Under applicable law, the Settlement Agreement will not become final until the closure of a public comment period and final imposition of the terms of the Agreement by the Colorado Department of Public Health and Environment.

The Company has in place certain environmental and reclamation financial assurances related to the San Luis property and it is possible that additional financial assurances will be required in the future.

                                   EXHIBIT B


                         BATTLE MOUNTAIN GOLD COMPANY

                             OFFICER'S CERTIFICATE

                                 JULY 11, 2000


      The undersigned hereby certifies that he is the duly elected Vice President and Chief Financial Officer of Battle Mountain Gold Company, a Nevada corporation (the "Company"), and in such capacity further certifies to Macquarie, Inc. (the "Lender"), in connection with the Credit Agreement dated July 11, 2000 (the "Credit Agreement") among the Company, Battle Mountain (Australia) Inc., a Delaware corporation, and Lender, that as of the date hereof:

            (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as of the date hereof; and

            (ii) there exists no default or event of default under the terms of the Credit Agreement by any Borrower (as defined in the Credit Agreement) or, to the Company's knowledge, by Lender.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 11th day of July, 2000.

                                    BATTLE MOUNTAIN GOLD COMPANY


                                      /s/  Phillips S. Baker, Jr.
                                    ------------------------------------------
                                    Name:  Phillips S. Baker, Jr.
                                    Title: Vice President and Chief Financial
                                             Officer

                                   EXHIBIT C


                                 July 11, 2000



Macquarie Inc.
600 Fifth Avenue, 21st Floor
New York, New York  10020

      Re: Battle Mountain Gold Company, a Nevada corporation ("BMG") and Battle Mountain (Australia) Inc., a Delaware corporation ("BMA", and together, the "Borrowers")

Ladies and Gentlemen:

      I am general counsel to BMG and in such capacity have represented the Borrowers in connection with that certain Credit Agreement dated July 11, 2000 (the "Credit Agreement"), among Macquarie Inc. (the "Lender") and Borrowers. This opinion is delivered pursuant to Section 6.1(1) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

      In connection with this opinion, I have examined the Credit Agreement, the Note and such corporate records and documents, and such certificates of corporate and public officials, as I have deemed necessary for the purposes of rendering the opinions set forth herein.

      For the purpose of my opinions, I am, with your permission and without independent verification, making the following assumptions:

            i. that there are no agreements that modify, amend or vary any of the terms of the Credit Agreement;

            ii. the genuineness of all signatures other than signatures on behalf of the Borrowers, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies;

            iii. that the Loans will be advanced as required under the Credit Agreement; and

            iv. that payment under the Note will continue to be required to be made in New York.

Macquarie Inc.
July 11, 2000
Page 2

      Based upon the foregoing and such investigations of law as I have deemed appropriate, and subject to the other statements contained in this letter, it is my opinion that:

      1. Each Borrower is a corporation validly existing and in good standing under the laws of its state of incorporation.

      2. Each Borrower has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement. The execution, delivery and performance of the Credit Agreement by each Borrower will not violate the certificate of incorporation or by-laws of such Borrower, and each Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Agreement. The Credit Agreement has been duly executed and delivered by each Borrower.

      3. The transactions contemplated by the Credit Agreement bear a reasonable relationship to the State of New York so that if all material facts and issues of law were properly presented and argued, a court sitting in the State of Texas and properly applying the conflicts of law rules of the State of Texas should recognize and give effect to the choice of New York law to govern the Credit Agreement.

      I also qualify and limit the foregoing opinions as follows:

      a. I have relied as to factual matters upon certificates, statements and representations of corporate and public officials; and I have made no independent investigation as to the accuracy or completeness of any representation, warranty, recital, data or information (written or oral) made or furnished in connection with the Credit Agreement.

      b. I express no opinion as to the enforceability of the Credit Agreement or the Note against the Borrowers; nor do my opinions cover, and my opinions are subject to the effect of, all usury laws, as well as all laws otherwise governing the contracting for, charging or receiving of compensation for the use, forbearance or detention of money.

      c. My opinion in paragraph 3 is given in reliance on Section 35.51 of the Texas Business and Commerce Code, which became effective on September 1, 1993; and I call to your attention the fact that I am not aware of any judicial construction or interpretation thereof as of the date of this letter.

      The opinions expressed in this letter are provided as legal opinions only and not as any guaranties or warranties of the matters discussed herein; and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied. The opinions expressed herein are governed by the laws of the State of Texas and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the General Corporation Law of Nevada and the federal laws of the United States of America and have been furnished at the request of, and are solely for the benefit of, the Lender. Without my prior written consent, the opinions

Macquarie Inc.
July 11, 2000
Page 3

expressed herein may not be published, quoted or referred to, or filed with any person or entity nor may they be relied upon by the Lender in connection with any matter other than the extension of credit contemplated by the Credit Agreement or relied upon by any other person or entity in connection with any matter or in any manner whatsoever. This opinion is based upon, and limited to laws and to published case decisions as of this date, and to the facts known to me on this date, and I do not undertake to provide any opinion as to any matter or to advise any person or entity with respect to any events or changes of condition occurring subsequent to the date of this letter.

Very truly yours,

/s/ Greg V. Etter

Greg V. Etter

GVE:wt